Exhibit 99.1

DRI Corporation Shareholders Approve Proposals During the 2008 Annual Meeting

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its shareholders approved both of the proposals put before them during yesterday’s Annual Meeting of Shareholders held at the Hilton Raleigh-Durham Airport at Research Triangle Park in North Carolina.

Shareholders voted in favor to:

  Elect seven directors to serve until the Annual Meeting of Shareholders in 2009; and
  Amend the DRI Corporation 2003 Stock Option Plan to increase by 900,000 the number of shares that may be issued pursuant to awards granted under the Plan.

No other business was transacted during the business meeting.

2008-2009 BOARD OF DIRECTORS

The following individuals were approved by shareholders to serve on the Company’s Board of Directors until the next annual meeting in 2009:

  Huelon Andrew Harrison, age 47, Dallas, Texas;
  John D. Higgins, age 75, Glen Head, N.Y.;
  C. James Meese Jr., age 66, Raleigh, N.C.;
  Stephanie L. Pinson, age 71, Watchung, N.J.;
  John K. Pirotte, age 58, Raleigh, N.C.;
  Juliann Tenney, age 55, Chapel Hill, N.C.; and
  David L. Turney, age 64, Dallas, Texas.

For each director’s full biography, please refer to the 2008 Definitive Proxy Statement available on the Company’s Web site, www.digrec.com.

CHAIRMAN’S COMMENTS

Immediately following the business meeting, DRI Chairman, President and Chief Executive Officer David L. Turney reviewed and discussed with shareholders the positive outlook for the Company’s fiscal year 2008.

“Regarding the Company’s fiscal year 2008 guidance of $68 million to $70 million in revenue and earnings per diluted share of 14 cents to 17 cents, management is comfortable projecting earnings per share to be at or around the upper end of that range,” Mr. Turney said.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future revenues; expectations of future earnings per diluted share, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “projecting,” “forecast,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that we may not have accurately forecasted the timing or amount of future revenues; that our expectations as to future earnings per diluted share may not prove accurate over time; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed May 15, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com